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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UFP TECHNOLOGIES, INC.
100 HALE STREET
NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.

To Be Held on June 9, 2016

        The Annual Meeting of Stockholders of UFP Technologies, Inc. (the "Company") will be held on June 9, 2016, at 10:00 a.m., local time, at the Black Swan Country Club, 258 Andover St., Georgetown, Massachusetts 01833, for the following purposes:

  1.
  To consider and act upon the election of the two Class II directors identified in the accompanying proxy statement to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected;

  2.
  To consider and act upon a proposal to approve the material terms of the performance goals under the Company's 2003 Incentive Plan, as amended;

  3.
  To vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

  4.
  To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm; and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

        The Board of Directors has fixed April 18, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2016.

        You are cordially invited to attend the Meeting.

By Order of the Board of Directors
RONALD J. LATAILLE, Secretary

Newburyport, Massachusetts
May 3, 2016

YOUR VOTE IS IMPORTANT

        YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

        IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2016: This Proxy Statement, the Company's Annual Report for the fiscal year ended December 31, 2015 and the Proxy Card are available at the Company's website, www.ufpt.com/investors/filings.html.

UFP TECHNOLOGIES, INC.
100 HALE STREET NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2016

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 100 Hale Street, Newburyport, MA 01950-3504, for use at the Annual Meeting of Stockholders to be held on June 9, 2016, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2016. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

        Only stockholders of record at the close of business on April 18, 2016 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,178,397 shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of (i) the election of the nominees identified herein as directors; (ii) approval of the material terms of the performance goals under the Company's 2003 Incentive Plan, as amended; (iii) approval of the Company's compensation of named executive officers; and (iv) ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm. The persons named as the proxies, R. Jeffrey Bailly and Ronald J. Lataille, were selected by the Board of Directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the accompanying proxy card (or any properly signed and dated copy thereof) will be voted as recommended by the board as set forth in this proxy statement.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Meeting, two Class II directors are to be elected to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

        The Company's Certificate of Incorporation, as amended, provides that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders following such election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Company currently has a total of eight directors, consisting of two Class I directors, three Class II directors, and three Class III directors. The terms of the Class II directors, Kenneth L. Gestal, Thomas Oberdorf and Lucia Luce Quinn, expire at the Meeting. Mr. Oberdorf and Ms. Quinn are being nominated for election as Class II directors, to hold office until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Mr. Gestal has notified the Company that he will not run for re-election. Mr. Gestal's decision not to stand for re-election was not the result of any disagreement with the Company. The Board has elected to reduce the number of directors to seven effective as of the date of the Meeting.

        It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

        The following table sets forth certain information with respect to each of our directors and nominees for director. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries:

					Board Committees
				Year Term Expires/ Will Expire If Elected, Class
Name	Age	Position	Director Since		Audit Committee	Compensation Committee	Nominating Committee
R. Jeffrey Bailly	54	President, Chief Executive Officer and Chairman of the Board of Directors	1995	2018, Class I
Thomas Oberdorf	58	Director	2004	2019, Class II	X	X	X
Marc Kozin†	54	Director	2006	2018, Class I		X (Chair)	X (Chair)
David K. Stevenson	73	Director	2007	2017, Class III	X (Chair)		X
Robert W. Pierce, Jr.	62	Director	2008	2017, Class III	X		X
Lucia Luce Quinn	62	Director	2013	2019, Class II		X	X
Daniel C. Croteau	50	Director	2015	2017, Class III		X	X

†
Lead Independent Director

        Mr. Bailly has served as Chairman of the Company since October 2006 and as Chief Executive Officer, President, and a director since January 1, 1995. He joined the Company in 1988 and served as a Division Manager (1989-1992), General Manager Northeast Operations (1992-1994), and as its Vice President of Operations (1994-1995). From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a member of World Presidents' Organization and serves on the Board of its New England Chapter. As a result of these and other professional experiences, Mr. Bailly possesses particular knowledge and experience in operations, accounting, finance, mergers and acquisitions, and executive leadership within a manufacturing environment that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Kozin has served as a director of the Company since 2006. Mr. Kozin is presently a Senior Advisor at L.E.K. Consulting, after serving as its President from 1997 through 2011. In 2012, Mr. Kozin joined the board of Endocyte (Nasdaq: ECYT), a small molecule targeted therapeutic company. In January 2014 Mr. Kozin joined the board of OvaScience, Inc., (Nasdaq: OVAS), a life sciences company focused on the discovery, development and commercialization of new fertility treatments. Since September 2014, Mr. Kozin has served on the board of directors of Flex Pharma, Inc., a biopharmaceutical company that is developing innovative and proprietary treatments for nocturnal leg cramps and spasms associated with severe neuromuscular conditions. In January 2013, Mr. Kozin joined the Strategic Advisory Board of Healthcare Royalty Partners. He also serves on the board of directors of DukeEngage, a non-profit organization at Duke University. Previously, Mr. Kozin served on the boards of directors of Dyax, Crunchtime! Information Systems, Medical Simulation Corporation,

Brandwise, Lynx Therapeutics, Inc. and Assurance Medical, Inc. As a result of these and other professional experiences, Mr. Kozin possesses particular knowledge and experience in strategic planning and leadership consulting of complex organizations that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Oberdorf has served as a director of the Company since 2004. Presently Mr. Oberdorf is Chief Financial Officer of SIRVA, Inc. a leading global provider of moving and relocation services to corporations, consumers and governments. From August 2010 through March 2011, Mr. Oberdorf consulted for Orchard Brands, a multi-channel marketer of men's and women's apparel for the 55+ market segment. From December 2008 through August 2010, Mr. Oberdorf was Executive Vice President and Chief Financial Officer of infoGROUP, Inc., which provides business and consumer databases for sales leads and mailing lists, database marketing services, data processing services, e-mail marketing, market research, and sales and marketing solutions. From June 2006 through 2008, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of Getty Images Inc., the world's leading creator and distributor of still imagery, footage and multi-media products, as well as a recognized provider of other forms of premium digital content, including music. From March 2002 through June 2006, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and ecommerce solutions company, where he served as a consultant from November 2001 through February 2002. From February 1999 through October 2001, Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG's subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999, Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment—Finance. As a result of these and other professional experiences, Mr. Oberdorf possesses particular knowledge and experience in manufacturing and accounting, finance, capital markets, and public company experience that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Stevenson has served as a director of the Company since March 2007. Mr. Stevenson served as a director of Chirex, Inc., a Nasdaq-listed biotechnology company, from April 2000 until its acquisition by Rhodia SA in September 2000. Mr. Stevenson also served as a Trustee from 1999 to 2008 and as Board Chair in 2007 of Beth Israel Deaconess Hospital—Needham, an affiliate of Beth Israel Deaconess Medical Center. He continues to serve on the Beth Israel Deaconess Hospital—Needham Board of Advisors and presently serves on the Compliance, Audit and Risk Committee and the Governance and Nominating Committee. Mr. Stevenson also served as a director of Elderhostel, Inc., the leading provider of lifelong educational programs to people over 55, from May 2001 through May 2009. Mr. Stevenson served as a director (and chair of the Audit and Nominating Committees) of various U.S. insurance subsidiaries of Sun Life Financial, Inc. (NYSE: SLF) from February 2002 through April 2013. He is also a director of All States Asphalt, Inc., a private company. Mr. Stevenson, a CPA, was a partner at Arthur Andersen, LLP during his 33 year career in public accounting. As a result of these and other professional experiences, Mr. Stevenson possesses particular knowledge and experience in accounting, finance, and capital markets that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Pierce has served as a director of the Company since June 2008. Mr. Pierce serves as Chief Executive Officer, Chairman, and Co-Owner of Pierce Aluminum Companies, Inc. Pierce Aluminum supplies aluminum raw stock and finished goods to the marine, aerospace, medical, transportation, and defense industries. Over the last 40 years, Mr. Pierce has overseen the growth of the company from a small operating warehouse in Canton, Massachusetts, to a state of the art 150,000 square foot production facility and distribution center in Franklin, Massachusetts and seven regional warehouses across the country. Mr. Pierce has served on the boards of directors of McLean Hospital since 2010, Crohn's and Colitis Foundation of America—New England Chapter since 2010, Mass General Hospital for Children Business Advisory Board since 2000, and Overseers Marine Biological Laboratory Woods

Hole, Massachusetts since 2009. Mr. Pierce is a past board member of the National Association of Aluminum Distributors. As a result of these and other professional experiences, Mr. Pierce possesses particular knowledge and experience in manufacturing and design, innovation, engineering, sales and marketing, organizational growth and executive leadership within a manufacturing environment that strengthen the Board's collective qualifications, skills, and experience.

        Ms. Quinn has served as a director of the Company since December 2013. Ms. Quinn has served as Chief People Officer of Forrester Research, Inc., a $300 million global research and advisory firm since June 2013. From June 2012 through May 2013, Ms. Quinn consulted with Truepoint Partners, a strategic planning and organization development consulting firm. From June 2010 through April 2012 Ms. Quinn was Senior Vice President, Global Human Resources and Corporate Affairs for Convatec, Inc., a $1.6 billion medical device and products company. From March 2005 through September 2009 Ms. Quinn was Executive Vice President, BSC Global Human Resources at Boston Scientific, a $7 billion medical solutions provider. Prior to that, Ms. Quinn served in various capacities at Quest Diagnostics, Honeywell, Digital Equipment Corp. and Westinghouse Electric Corp. Ms. Quinn also served as a trustee of Simmons College from 1996 to 2011, including chairing the Technology and Executive Compensation committees and serving as Chair of the Board of Trustees for five years. Ms. Quinn possesses particular knowledge and experience in human resources, strategic planning and leadership consulting for complex organizations that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Croteau is currently the Chief Executive Officer of Vention Medical, a position he has held since January 2011. Vention Medical provides component manufacturing, assembly and design services for disposable medical devices, with thirteen facilities across the United States, Central America, Ireland and Israel. Prior to assuming his role with Vention Medical, Mr. Croteau was President of FlexMedical from July 2005 through December 2010. FlexMedical is the medical division of Flextronics, which provides manufacturing and supply chain services for disposable medical devices, diagnostic instrumentation, and drug delivery devices. From July 2004 to June 2005, Mr. Croteau served as the Executive Vice President and General Manager of Orthopedics for Accellent (renamed Lake Region Medical in 2014), a manufacturer of specialty components and finished medical devices used in orthopedic, cardiology, and surgical devices. From August 1999 to June 2004, Mr. Croteau served as an executive at MedSource Technologies, which was merged in June 2004 with UTI Corporation to form Accellent. As Senior Vice President at MedSource Technologies, Mr. Croteau was responsible for sales, marketing, strategy and acquisitions. Prior to entering the medical device industry in 1999, Mr. Croteau spent the majority of his career in various roles at General Electric, and working as a consultant for Booz & Company in Sydney, Australia. Mr. Croteau has a Bachelor of Science degree in mechanical engineering from the University of Vermont and a Master of Business Administration from Harvard Business School. Since October 2014, Mr. Croteau has also served as a member of the board of directors of Inventus Power, a privately held, global manufacturer of custom battery, rechargeable and portable power supply systems. As a result of these and other professional experiences, Mr. Croteau possesses knowledge and experience in manufacturing and design, particularly in the medical device industry, that strengthen the Board's collective qualifications, skills and experience.

Vote Required

        Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. Votes withheld and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of "for" votes at the annual meeting will be elected as directors. Proxies solicited by the Board will be voted "for" the nominees listed above unless a stockholder has indicated otherwise in the proxy.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

 EXECUTIVE OFFICERS

        The names of the Company's current executive officers, who are not also directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Ronald J. Lataille	54	Senior Vice President, Treasurer, Secretary and Chief Financial Officer
Mitchell C. Rock	48	Senior Vice President of Sales and Marketing
William David Smith	53	Senior Vice President of Operations
Daniel J. Shaw, Jr.	55	Vice President of Research and Development

        Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc., from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. From 1984 to 1991, Mr. Lataille, a certified public accountant, was employed by Coopers & Lybrand.

        Mr. Rock initially joined the Company in 1991 and served as Director, Sales and Marketing of the Company's Moulded Fibre division (now "Molded Fiber"). From May 1999 through October 2000, Mr. Rock served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Rock rejoined the Company in April 2001 as Vice President, Sales and Marketing of the Company's Moulded Fibre division and served as Vice President of Sales and Marketing for the entire Company from May 2002 to June 2014. Since June 2014, Mr. Rock has served as the Company's Senior Vice President of Sales and Marketing.

        Mr. Smith joined the Company in August 2013 as Vice President of Operations. Since June 2014, he has served as Senior Vice President of Operations. Prior to joining the Company, Mr. Smith spent nearly 25 years at Rogers Corporation, Inc., in various capacities. His most recent role at Rogers was Vice President and General Manager of their $180 million high performance foam division.

        Mr. Shaw joined the Company in 1983 and served as a Corporate Industrial Engineer through September 1992. From October 1992 through September 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May 2000 as Director of Product Development. From June 2000 through May 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division and from May 2002 through June 2014 Mr. Shaw served as corporate Vice President, Engineering. Since June 2014, Mr. Shaw has served as Vice President of Research and Development.

        Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors

        The Board of Directors of the Company held four meetings during 2015. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and each committee each such director served on during 2015. All of the Company's directors are encouraged to attend the Company's Annual Meeting of Stockholders. All of the Company's directors were in attendance at the Company's 2015 Annual Meeting.

Independence, Diversity, Leadership Structure and Board Committees

Independence

        The Company's Common Stock is listed on the NASDAQ Stock Market LLC, or Nasdaq, and Nasdaq's listing standards relating to director independence apply to the Company. The Board of Directors has determined that the following current directors are independent under applicable Nasdaq listing standards: Messrs. Stevenson, Croteau, Kozin, Oberdorf and Pierce, as well as Ms. Quinn. In making its independence determination with respect to Mr. Croteau, the Board of Directors determined that Mr. Croteau's position as the Chief Executive Officer of Vention Medical, Inc., a customer of the Company, did not impair his independence. All of the Company's transactions with Vention Medical were conducted on arm's length terms in the ordinary course of business, and the amount involved with the transactions represented less than 1% of the Company's revenues for each of the last two fiscal years.

Diversity

        The Company strives to have the members of its Board of Directors possess a diverse set of skills and background so as to best provide guidance to the management team and oversight to the Company. While the Nominating Committee does not have a formal policy in this regard, the Nominating Committee views diversity broadly to include a diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Skills sought include financial, capital markets, manufacturing, engineering, executive leadership, sales and marketing, organizational growth, human resources and strategic planning. The Company believes that it has a minimum of one director for each of these skills.

Leadership Structure

        As noted above, our Board of Directors is currently comprised of eight directors, six of whom are independent under applicable standards. As previously announced by the Company, Mr. Gestal has notified the Company that he will not run for re-election. Mr. Gestal's decision not to stand for re-election was not the result of any disagreement with the Company. The Board has elected to reduce the number of directors to seven effective as of the date of the Meeting. Assuming the nominees are elected at the Meeting, six of the Company's seven directors will be independent under applicable standards.

        Mr. Bailly has served as Chief Executive Officer and member of the Board since January 1, 1995. He has served as Chairman of the Board since 2006.

        We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company.

        Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board also believes it is appropriate for the independent directors to elect one independent director to serve as a Lead Independent Director. In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to: (1) coordinate with the Chairman of the Board and Chief Executive Officer in establishing the agenda and topic items for Board meetings; (2) retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and (3) perform such other functions as the independent directors may designate from time to time. Mr. Kozin currently serves as the Lead Independent Director, a position he has held since January 2015.

        We believe that our overall leadership structure, consisting of a single individual serving as Chief Executive Officer and Chairman of the Board, together with the number of independent, experienced directors that make up the majority of our Board and the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

Risk Oversight

        Our Board of Directors is responsible for overseeing the Company's risk management process. The Board focuses on the Company's general risk management strategy, the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

        The Board of Directors has delegated to the Audit Committee oversight of certain aspects of the Company's risk management process. Among its duties, the Audit Committee reviews with management (a) the Company's policies with respect to risk assessment and risk management as well as the Company's significant areas of financial risk exposure and (b) the Company's system of disclosure controls and procedures and system of internal controls over financial reporting. Our Compensation Committee also considers and addresses risk as it performs its committee responsibilities. Both committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

        The Company's management is responsible for day-to-day risk management. Our Treasury, Finance, and Internal Audit functions serve as the primary monitoring and testing function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for the ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

        We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Code of Ethics

        Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. The Code of Ethics, as amended, is available at the Company's website, www.ufpt.com/investors/governance.html. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Nominating Committee

        The Board of Directors has a Nominating Committee, which met on three occasions in 2015, and is currently composed of Messrs. Kozin, Oberdorf, Stevenson, Croteau and Pierce, as well as Ms. Quinn, each of whom is an independent director under applicable Nasdaq standards. Mr. Kozin serves as Chairman. Director nominees are selected by the Nominating Committee. The Nominating Committee operates pursuant to a written charter (the "Nominating Committee Charter") that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Nominating Committee Charter is available at the Company's website, www.ufpt.com/investors/governance.html. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy and experience in the context of the needs of the Board, and concern for the long-term interests of the stockholders. The Nominating Committee does not assign any particular weight or importance to any one of these factors but rather considers them as a whole. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for election as a director at the 2017 Annual Meeting of Stockholders, it must follow the procedures described in "Stockholder Proposals and Nominations for Director" below.

Compensation Committee

        The Board of Directors has a Compensation Committee, which met on four occasions in 2015, and is currently composed of Messrs. Kozin, Oberdorf and Croteau and Ms. Quinn, each of whom is an independent director under applicable Nasdaq standards. Mr. Kozin serves as the Chairman. The Compensation Committee operates pursuant to a written charter (the "Compensation Committee Charter") that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at the Company's website, www.ufpt.com/investors/governance.html. Under the provisions of the Compensation Committee Charter, the primary functions of the Compensation Committee include determining salaries and bonuses for the Company's named executive officers, individuals to whom stock options, and other equity-based awards are granted, and the terms upon which such grants and awards are made, adopting incentive plans, overseeing risks associated with the Company's compensation policies and practices, evaluating the performance of the Company's named executive officers, reviewing with management compensation disclosures to be included in the Company's filings with the Securities and Exchange Commission ("SEC"), and determining director compensation, benefits and overall compensation. The Compensation Committee has the sole discretion and express authority to retain and terminate any compensation consultant, including sole authority to approve the consultant's fees and other retention terms.

        Compensation Committee Interlocks and Insider Participation.    During fiscal year 2015, Messrs. Kozin, Oberdorf and Croteau and Ms. Quinn served as members of the Compensation Committee. None of the members of the Compensation Committee has ever been an executive officer or employee of the Company (or any of its subsidiaries) and no "compensation committee interlocks" existed during 2015.

        For a further description of the Company's determination of executive and director compensation, see "Executive Compensation" below.

Audit Committee

        The Board of Directors has an Audit Committee, which met on six occasions in 2015, and is currently composed of Messrs. Stevenson, Pierce and Oberdorf, each of whom meets the enhanced independence standards for audit committee members set forth in applicable SEC rules and Nasdaq listing standards. Mr. Stevenson serves as Chairman. The Board of Directors had determined that each of Mr. Stevenson and Mr. Oberdorf qualifies as an "audit committee financial expert", as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") that was adopted by the Board of Directors and that complies with currently applicable SEC rules and Nasdaq listing standards. The Audit Committee Charter is available at the Company's website, www.ufpt.com/investors/governance.html. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements and (iii) the qualifications, independence, appointment, retention, compensation and performance of the Company's registered public accounting firm. The Audit Committee is also responsible for the maintenance of "whistle-blowing" procedures, and the oversight of certain other compliance matters. See "Report of the Audit Committee" below.

Report of the Audit Committee

        The Audit Committee has:

  •
  Reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2015;

  •
  Discussed with Grant Thornton, the Company's independent registered public accounting firm, the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as amended;

  •
  Received and reviewed the written disclosures and the letter from the Company's independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant's independence; and

  •
  Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:
David K. Stevenson, Chairman Thomas Oberdorf Robert W. Pierce, Jr.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 18, 2016, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals. Unless otherwise indicated, (i) each person identified possesses sole voting and investment power with respect to the shares listed and (ii) the address for each person named below is: c/o UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts, 01950.

Name	Shares of Common Stock Beneficially Owned	Percentage of Class(1)
R. Jeffrey Bailly	626,042	8.7%
Daniel Croteau(2)	1,709	*
Kenneth L. Gestal(2)	16,418	*
Mitchell C. Rock	32,799	*
Ronald J. Lataille	85,096	1.2%
William David Smith(2)	23,040	*
Daniel J. Shaw, Jr.	20,978	*
Thomas Oberdorf(2)	75,441	1.0%
Marc Kozin(2)	42,391	*
David K. Stevenson(2)	25,320	*
Robert W. Pierce, Jr.(2)	65,439	*
Lucia Luce Quinn(2)	7,357	*
Huber Capital Management, LLC(3)	464,213	6.5%
2321 Rosecrans Ave., Suite 3245 El Segundo, CA 90245
Renaissance Technologies LLC(4)	502,800	7.0%
800 Third Avenue New York, NY 10022
Kayne Anderson Rudnick Investment Management, LLC(5)	1,057,473	14.8%
1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067
Wellington Management Group LLP(6)	403,954	5.6%
c/o Wellington Management Company LLP 280 Congress Street, Boston, MA 02210
Virtus Investment Advisors, Inc.(7)	410,303	5.7%
100 Pearl Street, 9th Floor Hartford, CT 06103
Mill Road Capital II, L.P.(8)	359,770	5.0%
382 Greenwich Avenue, Suite One Greenwich, CT 06830
All executive officers and directors as a group (12 persons)(2)(9)	1,022,030	13.9%

*
Less than one percent

(1)
Based upon 7,178,397 shares of Common Stock outstanding as of April 18, 2016.

(2)
Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days after April 18, 2016, as follows: 1,318 for Daniel Croteau, 13,089 for Kenneth L. Gestal,

  22,500 for William David Smith, 49,877 for Thomas Oberdorf, 36,501 for Marc Kozin, 12,012 for David K. Stevenson, 28,790 for Robert W. Pierce, Jr. and 5,586 for Lucia Luce Quinn.

(3)
Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Huber Capital Management, LLC on February 12, 2016. As of December 31, 2015, Huber Capital Management LLC had sole dispositive power over 464,213 shares, shared dispositive power over 0 shares, sole voting power over 210,998 shares and shared voting power over 59,551 shares.

(4)
Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC on February 11, 2016. As of December 31, 2014, Renaissance Technologies LLC had sole voting and dispositive power over 502,800 shares.

(5)
Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Kayne Anderson Rudnick Investment Management, LLC on February 10, 2016. As of December 31, 2015, Kayne Anderson Rudnick Investment Management, LLC had sole voting and dispositive power over 647,170 shares and shared voting and dispositive power over 410,303.

(6)
Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in Schedules 13G filed with the SEC by each of Wellington Management Group LLP and Wellington Trust Company, NA on February 11, 2016. As of December 31, 2015, Wellington Management Group LLP and affiliates had shared voting and dispositive power over 403,954 shares.

(7)
Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G filed with the SEC by Virtus Investment Advisors, Inc. on February 12, 2016. As of December 31, 2015, Virtus Investment Advisors, Inc. had shared voting and dispositive power over 410,303 shares.

(8)
Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13D filed with the SEC by Mill Road Capital II, L.P. on February 19, 2016. As of December 31, 2015, Mill Road Capital II, L.P. had sole voting and dispositive power over 359,770 shares.

(9)
Includes an aggregate of 169,673 shares that the executive officers and directors have the right to acquire within 60 days after April 18, 2016 pursuant to the exercise of options.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction and Scope

        This Compensation Discussion and Analysis ("CD&A") is intended to provide a context for the disclosures contained in this Proxy Statement with respect to our "named executive officers." Our named executive officers are determined in accordance with SEC rules. Under such rules, our named executive officers for fiscal 2015 were Messrs. R. Jeffrey Bailly, Ronald J. Lataille, Mitchell C. Rock, William David Smith and Daniel J. Shaw, Jr. The 2015 compensation of our named executive officers is detailed in the tables that follow this CD&A.

        The Company's compensation programs are determined by the Compensation Committee of the Board of Directors, which has the ongoing responsibility for establishing, implementing, and monitoring the Company's executive compensation programs. The Compensation Committee operates in accordance with the Compensation Committee Charter that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at the Company's website, www.ufpt.com/investors/governance.html.

Executive Summary

        Using foams, plastics, composites and natural fiber, we design and manufacture a vast range of solutions primarily for the medical, automotive, aerospace and defense, electronics, consumer and industrial markets. Our industry is fragmented across numerous competing entities. Our ability to compete effectively depends to a large extent on our ability to identify, recruit, develop and retain key management personnel. We believe this requires a competitive compensation structure as compared to other companies of a similar size in the same or similar industries.

        The compensation programs for our named executive officers are designed to align compensation objectives with our business strategies and to encourage our executives to focus on creating stockholder value. While it is critical that our compensation programs allow for the recruitment and retention of highly qualified executives, it is also important that these programs are variable in nature such that performance is a key factor in realizing value. Accordingly, our programs combine competitive base salaries with annual cash incentives and long-term equity incentives. Specifically, we structure our named executive officer compensation to include:

  •
  Competitive base salary;

  •
  Stock grant (Chief Executive Officer only);

  •
  Performance-based cash incentive bonus;

  •
  Performance-based long-term incentive in the form of time-based vesting restricted stock awards; and

  •
  Other common perquisites.

We believe that our compensation programs have been effective in aligning pay with the interests of our stockholders. The following graphs highlight the Company's earnings-per-share, stock performance and CEO compensation over the last five years:

UFP 5-year EPS

Note: Reflects earnings per dilutive common share outstanding as reported in the Company's financial statements filed with the SEC on Form 10-K for each respective fiscal year.

 Stock Performance Graph

        The following graph compares cumulative total stockholder return on our Common Stock since December 31, 2010 with the cumulative total return of the (1) NASDAQ Stock Market (US Companies), (2) SIC Codes 3080-3089 Miscellaneous Plastic Products, and (3) GICS 15103020 Paper Packaging. This graph assumes the investment of $100 on December 31, 2010 in our Common Stock, and for comparison the companies that comprise each of (1) the NASDAQ Stock Market, (2) SIC Codes 3080-3089 Miscellaneous Plastic Products, and (3) GICS 15103020 Paper Packaging, and that all dividends were reinvested. Measurement points are the last trading day of each respective fiscal year.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2015

CEO 5-Year Total Compensation ($ in thousands)

Note: Reflects total compensation for R. Jeffrey Bailly as reported in the Summary Compensation Table of the Proxy Statement for each respective fiscal year.

        The compensation programs for the named executive officers provide equity incentives for a fixed dollar value with the number of shares being variable. The intent of this approach is to limit the amount of compensation variability resulting solely from fluctuations in the Company's stock price while still providing variability in pay based upon the achievement of financial and individual objectives.

        The following policies and practices have also been adopted by the Compensation Committee and/or the full Board of Directors to promote good corporate governance:

  •
  No Tax Gross-ups—the Company does not provide tax gross-ups to its named executive officers.

  •
  Anti-Hedging Policy—the Company established a policy prohibiting insider trading practices including the hedging of the Company's stock by executive officers and directors.

  •
  No Repricing of Stock Options—the Company's equity incentive plans prohibit the repricing of stock options or other equity awards without the consent of our stockholders.

  •
  Buyouts of Underwater Options—the Company's equity incentive plans prohibit the Company from buying out underwater stock options from executive officers.

  •
  Stock Ownership Guidelines—The Company has adopted stock ownership guidelines for the named executive officers and independent directors that are described in more detail below.

  •
  Clawback Policy—The Company has adopted a clawback policy that is described in more detail below.

  •
  Independent Compensation Committee—the Company's Compensation Committee is comprised exclusively of independent directors.

  •
  Independent Consultants—the independent consultants who provided benchmarking data with respect to the named executive officers do not provide services to the Company other than at the direction of the Compensation Committee.

Philosophy and Objectives of the Company's Compensation Programs

        The primary objectives of our compensation programs are to:

  •
  Retain executive talent by offering compensation that is commensurate with pay at other companies of a similar size in similar industries, as adjusted for individual factors, and considering the complexity of the Company's business;

  •
  Safeguard the interests of the Company and the Company's stockholders;

  •
  Drive executive performance by having certain components of pay at risk and/or tied to Company and individual goal performance;

  •
  Be fair to employees, management and stockholders; and

  •
  Be well communicated and understood by program participants and stockholders.

        The Compensation Committee believes that the most effective compensation program is one that provides a reasonable level of fixed income through competitive base salaries, equity grants and retirement benefits as well as additional rewards for achieving performance targets. The Compensation Committee also believes that these rewards should be in the form of both cash and non-cash, and have some component subject to time-based vesting as a retention measure. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include performance-based restricted stock awards with a time-based vesting component as a significant element of prospective executive compensation so that the value of a portion of an executive's compensation is dependent upon both company-wide performance measures and continued employment.

The Company's Decision-Making Process

        The Role of the Compensation Committee—The Compensation Committee oversees the compensation and benefit programs for the named executive officers. The Compensation Committee is comprised solely of independent directors of the Board. The Compensation Committee works closely with management to examine the effectiveness of the Company's executive compensation program. Details of the Compensation Committee's authority and responsibilities are specified in the Compensation Committee Charter, which is available at the Company's website, www.ufpt.com/investors/governance.html.

        The Role of Management—The Chief Executive Officer also makes recommendations to the Compensation Committee about the compensation of the Company's other named executive officers. The Compensation Committee considers the Chief Executive Officer's recommendations before making a final determination of the compensation programs for the named executive officers. The Chief Executive Officer and the other named executive officers may not be present during voting or deliberations on his or her compensation.

        Use of Compensation Consultants—In 2013, the Compensation Committee engaged Radford, a national compensation consulting firm ("Radford"), to perform an updated comprehensive comparative market study of the compensation programs offered to peer company executives and directors. The Compensation Committee used this information to evaluate and adjust executive and director compensation for fiscal 2015. The competitive assessment done by Radford included a survey of the following 16 companies:

• American Pacific • CECO Environmental • Chase Corporation • Core Molding Technologies • Culp • Dynamic Materials	• Hurco Companies • Key Technology • Landec • Material Sciences • Met-Pro	• Omega Flex • Rochester Medical • Synergetics USA • The Eastern Company • Zoltek Companies

Principal Elements of the 2015 Compensation Program

        There were five principal elements of compensation for the named executive officers during fiscal 2015:

  •
  Base salary;

  •
  Stock grant (Chief Executive Officer only);

  •
  Performance-based cash incentive bonus;

  •
  Performance-based long-term incentive in the form of time-based vesting restricted stock awards; and

  •
  Other common perquisites.

        Base Salary—The base salaries established by the Compensation Committee for our named executive officers for fiscal 2015 are set forth below.

Named Executive Officer	Annual Base Salary ($)
R. Jeffrey Bailly	$460,000
Ronald J. Lataille	$265,000
Mitchell C. Rock	$245,000
William David Smith	$245,000
Daniel J. Shaw, Jr.	$185,000

        Base salaries were reviewed by the Compensation Committee in light of the market competitive assessment done by Radford in 2013. The base salaries are also reviewed by the Compensation Committee annually and, if appropriate, are adjusted.

        Stock Grant—for the past several years, including fiscal 2015, the Company has granted to Mr. Bailly, its Chief Executive Officer, an award of Common Stock as a component of his overall compensation. The objective of this equity component is to greater align the Chief Executive Officer's interests with those of the Company's stockholders. The stock is typically issued to the Chief Executive Officer in the last week of the fiscal year, assuming the Chief Executive Officer remains employed by the Company on that date. In 2015, consistent with the terms of his employment agreement, the Chief Executive Officer was granted shares valued at $400,000. See "Employment Contract" below.

        Cash Incentive Bonus—in the beginning of each fiscal year, following approval by the Board of Directors of the Company's strategic plan and budget, the Compensation Committee establishes, at its discretion, performance targets for the named executive officers' cash incentive bonus. This performance-based cash bonus is based on the achievement of a combination of financial and individual objectives. Targeted payout levels were expressed as a percentage of base salary and established for each participant. An individual's bonus components were determined by such individual's title and/or role. Typically, the financial performance portion of the bonus fluctuates up and down based upon a degree by which the Company's actual results fall short of or exceed the financial objective.

        For 2015, the financial objectives were based upon targeted Adjusted Operating Income of $15,100,000. Adjusted Operating Income is operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2015. Actual Adjusted Operating Income was $14,552,030 for 2015, which reflects adjustments for one-time unbudgeted reductions of operating income associated with the consolidation of the Company's northeast operations into a newly acquired building in Newburyport, Massachusetts.

        Individual bonus objectives for the named executive officers, other than Mr. Bailly, were designed to reward the achievement of goals related to, among other things, the following: regulatory compliance, sales growth, gross margin improvement, enterprise resource planning systems implementation, acquisition execution, job costing, continuous improvement initiatives, safety, research and development, engineering throughput, and investor relations. Individual bonus objectives for Mr. Bailly were designed to reward the achievement of goals related to strategic planning, acquisitions, revenue growth, and plant consolidation efforts.

        For 2015, the following cash incentive bonuses were awarded by the Compensation Committee based upon the Company's financial performance as well as the targeted payout levels and individual performance measures for each named executive officer:

        R. Jeffrey Bailly—Mr. Bailly's targeted payout level was 82.6% of base salary, or $380,000, with $225,000 tied to the Company's financial performance and $155,000 tied to individual goals. The financial component of the incentive bonus for Mr. Bailly fluctuates by 10% of the amount by which the actual Adjusted Operating Income exceeds the targeted Adjusted Operating Income, with a maximum bonus of $500,000. To the extent that actual Adjusted Operating Income is less than 80% of targeted Adjusted Operating Income, the financial component of Mr. Bailly's incentive bonus is zero. To the extent that actual Adjusted Operating Income equals or exceeds 80% of targeted Adjusted Operating Income but is less than targeted Adjusted Operating Income, the financial component of Mr. Bailly's incentive bonus is determined as $112,500 (half of the targeted bonus) plus 3.725% of the amount by which actual Adjusted Operating Income exceeds 80% of targeted Adjusted Operating Income. Based upon the Company's financial performance as well as an assessment of his performance for fiscal 2015, Mr. Bailly was awarded a total bonus amount of $350,208.

        Ronald J. Lataille—Mr. Lataille's targeted payout level was 40% of base salary, or $106,000. Based upon the Company's financial performance as well as an assessment of his performance for fiscal 2015, Mr. Lataille was awarded a total bonus amount of $90,000.

        Mitchell C. Rock—Mr. Rock's targeted payout level was 40% of base salary, or $98,000. Based upon the Company's financial performance as well as an assessment of his performance for fiscal 2015, Mr. Rock was awarded a total bonus amount of $75,500.

        William David Smith—Mr. Smith's targeted payout level was 40% of base salary, or $98,000. Based upon the Company's financial performance as well as an assessment of his performance for fiscal 2015, Mr. Smith was awarded a total bonus amount of $81,000.

        Daniel J. Shaw, Jr.—Mr. Shaw's targeted payout level was 40% of base salary, or $74,000. Based upon the Company's financial performance as well as an assessment of his performance for fiscal 2015, Mr. Shaw was awarded a total bonus amount of $58,500.

        Long-term Incentives—it is the philosophy of the Company and the Compensation Committee to provide executives with long-term incentives and, thus, align their financial interests with those of the Company's stockholders. The Company maintains a stock unit award program for the named executive officers under the 2003 Incentive Plan. The stock unit awards represent a right to receive shares of the Company's Common Stock in varying amounts based on the achievement of certain financial performance objectives by the Company and time-based vesting requirements. For 2015, the following stock unit awards were approved by our Compensation Committee for grant to our named executive officers:

	Threshold(1)(2)		Target Adjusted Operating Income of $15,100,000(1)(2)		Exceptional Adjusted Operating Income of $17,365,000(1)(2)
	Number of shares	Grant Date Value	Number of shares	Grant Date Value	Number of shares	Grant Date Value
R. Jeffrey Bailly	6,393	$150,000	3,197	$75,000	3,197	$75,000
Ronald J. Lataille	2,664	$62,500	1,332	$31,250	1,332	$31,250
Mitchell C. Rock	2,664	$62,500	1,332	$31,250	1,332	$31,250
William David Smith	2,664	$62,500	1,332	$31,250	1,332	$31,250
Daniel J. Shaw, Jr.	1,598	$37,500	799	$18,750	799	$18,750

(1)
The "Threshold" stock unit awards are subject to time vesting only. The "Target" and "Maximum" stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of the Company's targeted Adjusted Operating Income for fiscal 2015 of $15,100,000. Based upon the Company's achievement of $14,552,030 in actual Adjusted Operating Income for its 2015 fiscal year, the Compensation Committee determined that the Target and Maximum goals had not been achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the "Threshold" column above.

(2)
One-third of these awards vest on March 1, 2017, one-third of these awards vest on March 1, 2018 and one-third of these awards vest on March 1, 2019, provided that the recipient remains continuously employed by the Company through each such vesting date (except as set forth below) and the corresponding financial performance requirements are met. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient's employment with the Company. With respect to Mr. Bailly, in the event of a cessation of employment by the Company without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his stock unit award agreement), all earned but unvested stock unit awards shall become immediately exercisable, regardless of such cessation of employment. In the event of a Change in Control of the Company (as defined in the stock unit award agreement evidencing the award) all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such Change in Control.

Other Practices, Policies & Guidelines

        Stock Ownership Guidelines—the Company has adopted stock ownership guidelines for the named executive officers and independent directors. Under our stock ownership guidelines the Board has established a goal that (i) within five years after joining the Board or five years from the date of adoption of the guidelines, whichever is later, each non-employee director beneficially own Company stock valued at three times his or her annual base cash retainer fee, (ii) within five years after being appointed to his or her position or five years from the date of adoption of the guidelines, whichever is later, the Chief Executive Officer beneficially own Company stock valued at three times his or her base salary, and (iii) within five years after being appointed to his or her position or five years from the date of adoption of the guidelines, whichever is later, the other named executive officers beneficially own Company stock valued at one times his or her base salary.

        Clawback Policy—the Company has adopted a policy that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, within the meaning of Section 304 of the Sarbanes-Oxley Act of 2002, the Company's Chief Executive Officer and Chief Financial Officer shall reimburse the Company for any incentive bonus, or other incentive award or any equity award or profit earned from the sale of Company securities, during the twelve-month period in which the financial statements applied.

        Deferred Compensation Plan—in 2006, the Company implemented the UFP Technologies Executive Nonqualified Excess Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, named executive officers and other key employees are eligible to defer up to 90% of base salary and 100% of bonus and/or commissions into the plan. Investments of the deferrals are directed by the participants and returns on the deferrals are determined accordingly. Employer contributions into the Deferred Compensation Plan are discretionary and determined by the Compensation Committee. No employer contributions were made in 2015.

        Supplemental Disability Insurance—named executive officers receive long-term disability insurance coverage to supplement the Company's group long-term disability plan. The objective is to provide named executive officers with sufficient coverage to replace a significant portion of their wages in the event of disability. The premiums are paid for by the Company and amounted to approximately $20,134 in the aggregate for all named executive officers in 2015.

        Profit Sharing/401(k) Plan—all employees, including named executive officers, who meet certain criteria are eligible to participate in the UFP Technologies, Inc. 401(k) Plan (the "401(k) Plan"). Participants in the 401(k) Plan can defer up to 20% of their gross compensation, subject to IRS limitations, on a pre-tax basis. The Company matches employee deferrals at a discretionary rate, which was 50% of employee deferrals up to a maximum of 2% of an employee's gross wages in 2015. In addition, the Company may make an additional discretionary profit sharing contribution which was approximately 1.37% of gross qualifying wages in 2015. No employee deferrals are required to receive an allocated portion of the profit sharing contribution.

        Perquisites—the Company provides welfare benefits to its named executive officers with officer contributions consistent with contributions to other UFP employees. The Chief Executive Officer is also eligible for additional perquisites including club memberships, life insurance and Company paid tax preparation fees. These Chief Executive Officer perquisites are offered principally to facilitate the Chief Executive Officer's role as a Company representative within the community, and to entertain customers.

Policy on Equity-Based Award Timing and Pricing

        The Company's Board of Directors adopted a policy whereby equity-based awards are only to be granted by majority vote of members of the Compensation Committee at a committee meeting. The Company's 2003 Incentive Plan establishes fair market value as the closing price on the date of grant of any equity security, including stock options, granted pursuant to such plan.

Tax Considerations

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals, unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. In this regard, for 2015, no named executive officer received compensation in excess of the limits imposed by Section 162(m) and, therefore, the Company believes that all executive compensation is deductible for federal income tax purposes.

Stockholder Advisory Vote on Executive Compensation

        In reviewing our 2015 compensation decisions and policies, we considered the results of our stockholders' advisory vote to approve executive compensation, which was conducted at our 2015 annual meeting of stockholders last June. In the proxy statement provided to stockholders in connection with our 2015 annual meeting, the Company's Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the 2015 annual meeting was required for advisory approval of this proposal. Over 86% of such shares were voted to approve, on an advisory basis, our executive compensation. We considered this vote as supportive of our compensation decisions and policies.

Report of the Compensation Committee

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company and, based on such review and discussion, the Compensation Committee has recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Marc Kozin, Chairman
Daniel C. Croteau
Thomas Oberdorf
Lucia Luce Quinn

 EXECUTIVE COMPENSATION

        The following tables present information regarding compensation of each of the named executive officers for services rendered in fiscal 2015. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above under "Compensation Discussion and Analysis."

SUMMARY COMPENSATION TABLE—2015, 2014, 2013

Name and Principal Position	Year	Salary($)(1)	Stock Awards($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total
R. Jeffrey Bailly,	2015	$460,000	$550,000	—	$350,208	$92,988	$1,453,196
President, Chief Executive	2014	$450,000	$550,000	—	$265,883	$57,383	$1,323,266
Officer and Chairman	2013	$450,000	$516,666	—	$337,840	$71,483	$1,375,989
Ronald J. Lataille	2015	$265,000	$62,500	—	$90,000	$22,335	$439,835
Senior Vice President,	2014	$255,000	$62,500	—	$60,000	$21,961	$399,461
Treasurer, Secretary and	2013	$230,000	$25,000	—	$64,000	$15,274	$334,274
Chief Financial Officer
Mitchell C. Rock	2015	$245,000	$62,500	—	$75,500	$21,909	$404,909
Senior Vice President of Sales	2014	$240,000	$62,500	—	$49,000	$21,547	$373,047
and Marketing	2013	$230,000	$25,000	—	$61,000	$15,173	$331,173
William David Smith(6)	2015	$245,000	$62,500	—	$81,000	$24,447	$412,947
Senior Vice President of	2014	$240,000	$62,500	—	$54,000	$19,642	$376,142
Operations	2013	$88,442	—	$162,245	$22,500	$3,000	$276,187
Daniel J. Shaw, Jr.	2015	$185,000	$37,500	—	$58,500	$15,107	$296,107
Vice President of	2014	$180,000	$37,500	—	$33,000	$14,454	$264,954
Research and Development	2013	$175,000	$20,000	—	$41,500	$13,158	$249,658

(1)
On February 22, 2016, the Compensation Committee approved increases in the base salaries of Messrs. Bailly, Lataille, Rock, Smith and Shaw to $475,000, $275,000, $250,000, $250,000, and $190,000, respectively, effective January 1, 2016.

(2)
The amounts included in the "Stock Awards" column represent the grant date fair value of stock unit awards granted to the named executive officers. Amounts shown do not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards are set forth under Note 1(l)—Share-Based Compensation, to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The grant date fair value is based upon the probable outcome of the performance conditions applicable to each award. Assuming the maximum share payout, which is earned when performance is at or above 115% of targeted Adjusted Operating Income, the grant date fair value of all stock awards granted to each named executive officer would be as follows: for Mr. Bailly, $300,000; for Mr. Lataille, $125,000; for Mr. Rock, $125,000; for Mr. Smith, $125,000, and for Mr. Shaw, $75,000. In the case of Mr. Bailly, the amount also includes a grant of 17,490 shares of Common Stock issued on December 22, 2015 at the closing price of $22.87 on that date with a grant date fair value of $400,000.

(3)
The amounts included in the "Options Awards" column represent the grant date fair value of all stock options granted to the named executive officers. Amounts shown do not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of the stock options granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of stock options are set forth under Note 1(l)—Share-Based Compensation, to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(4)
Represents performance-based incentive bonuses earned in 2013, 2014 and 2015 that were paid in March 2014, 2015 and 2016, respectively.

(5)
Represents Company payments for (i) club fees and tax preparation services for Mr. Bailly in 2013, 2014, and 2015 and (ii) car allowances, disability and life insurance premiums and 401(k) contributions for each of the named executive officers in 2013, 2014 and 2015 including life insurance premiums paid by the Company for Mr. Bailly in the amount of $44,500 in 2015.

(6)
Mr. Smith joined the Company on August 26, 2013.

Employment Contract

        On October 8, 2007, the Company entered into an employment agreement with Mr. Bailly, the Company's President and Chief Executive Officer and the Chairman of the Company's Board of Directors. The employment agreement is terminable by either party at any time, as provided below. On March 2, 2011 the Company and Mr. Bailly executed an amendment to the employment agreement. Pursuant to the terms of the amendment, effective January 1, 2012, Mr. Bailly's annual salary increased from not less than $300,000 to not less than $350,000, and the Annual Stock Grant Award (as defined below) changed from 25,000 shares of the Company's Common Stock to $300,000 worth of shares of the Company's Common Stock. On February 18, 2013 the Company and Mr. Bailly executed another amendment to the employment agreement. Pursuant to the terms of the amendment, effective January 1, 2013, Mr. Bailly's annual salary increased from not less than $350,000 to not less than $450,000, and the Annual Stock Grant Award changed from $300,000 worth of shares of the Company's Common Stock to $400,000 worth of shares of the Company's Common Stock. The amendment also eliminated the income tax gross-up on the Annual Stock Grant Award contemplated by the original employment agreement.

        As amended, the employment agreement provides that Mr. Bailly will receive a minimum annual salary of $450,000 and consideration for discretionary bonuses. Pursuant to the agreement, Mr. Bailly will receive an annual stock grant award (the "Annual Stock Grant Award") on or about January 1 of each year entitling him to receive on or before December 31 (the "Issue Date") of each year an aggregate of $400,000 worth of shares of the Company's Common Stock, provided that Mr. Bailly remains employed with the Company through the Issue Date of each such year. Annual Stock Grant Awards are to be made under the Company's 2003 Incentive Plan.

        Mr. Bailly's employment agreement prohibits him from competing with the Company for a period of eighteen months following the termination of his employment for any reason. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company, as well as for the direct payment or reimbursement of tax preparation fees, certain dues and fees relating to club memberships and other fringe benefits.

        Under the terms of his employment agreement, if (i) Mr. Bailly's employment with the Company is terminated by the Company without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment with the Company for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a Change in Control (as defined in the agreement) of the Company, then the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines "average annual compensation" as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for the Company under the tax code's golden parachute rules. The agreement also provides that in the event of (i) a Change in Control of the Company or (ii) termination of Mr. Bailly's employment by the Company without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly's other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. If Mr. Bailly's employment with the Company is terminated by the Company without Cause, or if Mr. Bailly terminates his employment with the Company for Good Reason, the Company will continue to pay Mr. Bailly's health insurance for up to thirty-six months.

Grants of Plan-Based Awards—2015

		Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
R. Jeffrey Bailly(2)(3)	2/24/2015	6,393	9,590	12,787	—	—	—	$150,000
R. Jeffrey Bailly(4)	12/22/2015	—	—	—	17,490	—	—	$400,000
Ronald J. Lataille(2)(3)	2/24/2015	2,664	3,996	5,328	—	—	—	$62,500
Mitchell C. Rock(2)(3)	2/24/2015	2,664	3,996	5,328	—	—	—	$62,500
William David Smith(2)(3)	2/24/2015	2,664	3,996	5,328	—	—	—	$62,500
Daniel J. Shaw, Jr.(2)(3)	2/24/2015	1,598	2,397	3,196	—	—	—	$37,500

(1)
Amount shown does not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock and stock options granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards and stock options are set forth under Note 1(l)—Share-Based Compensation, to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)
Reflects grants of stock unit awards to the named executive officers pursuant to the Company's 2003 Incentive Plan. These stock unit awards are subject to a (i) time-based vesting requirement and (ii) Company financial performance objectives, which are discussed in footnote 3 below and above under "Compensation Discussion and Analysis." One-third of these awards vest on March 1, 2017, one-third of these awards vest on March 1, 2018 and one-third of these awards vest on March 1, 2019, provided that the recipient remains continuously employed by the Company through each such vesting date and the corresponding financial performance requirement is met. Recipients of the stock unit awards will have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends, until and to the extent such stock unit awards have vested and the issuance of the shares of Common Stock in respect of the stock unit awards has been appropriately evidenced. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient's employment with the Company. With respect to Mr. Bailly, in the event of a cessation of employment by the Company without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his stock unit award agreement), all earned but unvested stock unit awards shall become immediately exercisable, regardless of such cessation of employment. In the event of a change in control of the Company (as defined in the stock unit award agreement evidencing the award) on or after January 1, 2016, all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such change in control.

(3)
The "Threshold" stock unit awards are subject to time vesting only. The "Target" and "Maximum" stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of the Company's targeted Adjusted Operating Income for fiscal 2015 of $15,100,000. Based upon the Company's achievement of $14,552,030 in actual Adjusted Operating Income for its 2015 fiscal year, the Compensation Committee determined that the Target and Maximum goals had not been achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the "Threshold" column above.

(4)
In accordance with the terms of Mr. Bailly's employment agreement, these shares were granted to Mr. Bailly by the Compensation Committee on February 24, 2015 and issued on December 22, 2015, valued at $22.87 per share, the closing price of the Common Stock on the date of issuance. The grant was for a fixed dollar amount of $400,000, with the number of shares to be determined on the date of issuance based upon the closing price on that date.

 Outstanding Equity Awards at Fiscal 2015 Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
R. Jeffrey Bailly	—		—		—	—	18,552	(4)	$441,909
Ronald J. Lataille	—		—		—	—	6,439	(5)	$153,377
Mitchell C. Rock	—		—		—	—	6,439	(6)	$153,377
William David Smith	22,500	(7)	7,500	(8)	$21.67	09/12/2018	5.070	(9)	$120,767
Daniel J. Shaw, Jr.	—		—		—	—	4,137	(10)	$98,543

(1)
Exercise prices for all options granted to the named executive officers represent the closing price of the Common Stock on the date of grant.

(2)
Represents unvested stock unit awards granted pursuant to the Company's 2003 Incentive Plan.

(3)
The market value of the stock unit awards that have not vested is calculated using the closing price of the Common Stock at the end of the Company's last completed fiscal year. Accordingly, this value was determined based on the closing price of the Common Stock as of December 31, 2015, which was $23.82.

(4)
Includes (i) 6,362 stock unit awards that vested on March 1, 2016, (ii) 6,003 stock unit awards that vest on March 1, 2017, (iii) 4,056 stock unit awards that vest on March 1, 2018 and (iv) 2,131 stock awards that vest on March 1, 2019.

(5)
Includes (i) 1,753 stock unit awards that vested on March 1, 2016, (ii) 2,108 stock unit awards that vest on March 1, 2017, (iii) 1,690 stock unit awards that vest on March 1, 2018 and (iv) 888 stock awards that vest on March 1, 2019.

(6)
Includes (i) 1,753 stock unit awards that vested on March 1, 2016, (ii) 2,108 stock unit awards that vest on March 1, 2017, (iii) 1,690 stock unit awards that vest on March 1, 2018 and (iv) 888 stock awards that vest on March 1, 2019.

(7)
Represents stock options granted to Mr. Smith pursuant to the Company's 2003 Incentive Plan in connection with his appointment as Vice President of Operations. These options have a five year term. 7,500 of these stock options vested immediately, 7,500 of these options vested on September 12, 2014 and 7,500 of these options vested on September 12, 2015.

(8)
Represents stock options granted to Mr. Smith pursuant to the Company's 2003 Incentive Plan in connection with his appointment as Vice President of Operations. These options have a five year term; all of these options vest on September 12, 2016, subject to acceleration in the Company's discretion.

(9)
Includes (i) 802 stock unit awards that vested on March 1, 2016, (ii) 1,690 stock unit awards that vest on March 1, 2017 (iii) 1,690 stock unit awards that vest on March 1, 2018 and (iv) 888 stock unit awards that vest on March 1, 2019.

(10)
Includes (i) 1,242 stock unit awards that vested on March 1, 2016, (ii) 1,348 stock unit awards that vest on March 1, 2017, (iii) 1,014 stock unit awards that vest on March 1, 2018 and (iv) 533 stock awards that vest on March 1, 2019.

 Option Exercises and Stock Vested—2015

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
R. Jeffrey Bailly	15,000	(4)	$293,700	(4)	6,603	$152,918
Ronald J. Lataille	—		—		1,365	$31,613
Mitchell C. Rock	—		—		1,365	$31,613
William David Smith	—		—		—	—
Daniel J. Shaw, Jr.	—		—		1,093	$25,314

(1)
Value realized is calculated based on the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price.

(2)
On March 1, 2015, previously issued stock unit awards covering 6,603, 1,365, 1,365 and 1,093 shares of the Company's Common Stock vested in full for each of Messrs. Bailly, Lataille, Rock and Shaw, respectively. The value realized upon the vesting of the stock unit awards is based upon the closing price of $23.16 on February 27, 2015, the last trading day before March 1, 2015.

(3)
Value realized is calculated based on the number of shares vested multiplied by the closing price of the Company's Common Stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather, represents the gross value realized.

(4)
Mr. Bailly exercised options covering 15,000 shares of stock on August 18, 2015. These options were granted on December 14, 2005 at an exercise price $2.39 per share. The value realized upon exercise of these options was $293,700, or $21.97 per share, based upon the closing price of our Common Stock on the date of exercise minus the exercise price.

Nonqualified Deferred Compensation—2015

Name	Executive Contributions ($)(1)	Company Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2015 ($)(3)
R. Jeffrey Bailly	$50,000	—	$(199)	—	$49,801
Ronald J. Lataille	—	—	$15	$19,072	—
Mitchell C. Rock	$24,956	—	$7,791	—	$644,391
William David Smith	$36,798	—	$(783)	—	$36,014
Daniel J. Shaw, Jr.	—	—	—	—	—

(1)
Represents amounts contributed into the Deferred Compensation Plan by each named executive officer. Such amounts are included in the Summary Compensation Table in the "Salary" column for 2015.

(2)
These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.

(3)
Aggregate balance consists of executive and company contributions and investment earnings. The following amounts of the reported aggregate balance were compensation for 2014 or 2013 and are included in the Summary Compensation Table in the "All Other Compensation" column for those years:

Name	Company Contributions in 2014 ($)	Company Contributions in 2013 ($)
R. Jeffrey Bailly	—	—
Ronald J. Lataille	—	—
Mitchell C. Rock	—	—
William David Smith	—	—
Daniel J. Shaw, Jr.	—	—

See a description of the Deferred Compensation Plan above under "Compensation Discussion and Analysis—Other Practices, Policies & Guidelines."

Potential Payments upon Termination or Change of Control and Severance Plans

        Mr. Bailly may be entitled to payment upon his termination or upon a change of control of the Company, as described above under "Employment Contract." Under the terms of his employment agreement, if (i) Mr. Bailly's employment with the Company is terminated by the Company without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment with the Company for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a Change in Control (as defined in the agreement) of the Company, then the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines "average annual compensation" as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for the Company under the tax code's golden parachute rules. Accordingly, assuming the triggering event occurred on December 31, 2015, Mr. Bailly would have been entitled to receive a lump sum payment of $3,489,137. Additionally, if Mr. Bailly is terminated by the Company without Cause or if he terminates his employment for Good Reason, he is also entitled to extended health insurance benefits for a period of up to thirty-six months. Assuming a December 31, 2015 triggering date, Mr. Bailly would have been entitled to receive health insurance benefits valued at $63,612. The agreement also provides that in the event of (i) a Change in Control of the Company or (ii) termination of Mr. Bailly's employment by the Company without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly's other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. Assuming a December 31, 2015 triggering date, Mr. Bailly would have been entitled to receive vested equity valued at $441,909 calculated based on the closing price of the Common Stock as of December 31, 2015, which was $23.82.

        In September 1993, the Company adopted a policy that all named executive officers of the Company not otherwise a party to an employment agreement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months. Accordingly, assuming termination on December 31, 2015, such named executive officers would have been entitled to the following payments:

Name	Severance Payment ($)
Ronald J. Lataille	$397,500
Mitchell C. Rock	$367,500
William David Smith	$122,500
Daniel J. Shaw, Jr.	$277,500

Director Compensation—2015

        For the fiscal year ended December 31, 2015, non-employee directors received: (i) an annual retainer of $60,000, with a $25,000 cash component and a $35,000 equity component, payable 50% in the form of an unrestricted stock grant and 50% in the form of options, (ii) an annual committee retainer of $5,000 in cash, and an additional $2,500 if the non-employee director served as committee chairman, (iii) reimbursement of expenses for each meeting physically attended, and (iv) an annual lead independent director retainer of $7,500 for the individual serving in that position. Mr. Kozin currently serves as the Lead Independent Director, a position he has held since January 2015.

        Under our stock ownership guidelines, the Board has established a goal that, within five years after joining the Board or five years from the date of adoption of the guidelines, whichever is later, each non-employee Board member beneficially own Company stock valued at three times his or her annual base cash retainer fee.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)(3)		Total ($)
Kenneth L. Gestal	25,000	17,500		17,500		60,000
David B. Gould(4)	16,250	—		—		16,250
Marc Kozin	32,000	17,500		17,500		67,500
Thomas Oberdorf	35,000	17,500		17,500		70,000
David K. Stevenson	32,500	17,500		17,500		67,500
Robert W. Pierce, Jr.	30,000	17,500		17,500		65,000
Lucia Luce Quinn	30,000	17,500		17,500		65,000
Daniel C. Croteau(5)	—	8,750	(5)	8,750	(5)	17,500

(1)
On June 10, 2015 the Company granted to each continuing non-employee director who resided on the Board at that date, free of any restrictions, 876 shares of Common Stock with a value equal to $17,500, calculated using the $19.97 closing price of the Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

(2)
On June 10, 2015 the Company granted to each continuing non-employee director who resided on the Board at that date, 2,921 non-qualified stock options to acquire Common Stock. Each option has a ten-year life with an exercise price of $19.97, the closing price of the Company's Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock options computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

(3)
Messrs. Gestal, Gould, Kozin, Oberdorf, Stevenson, Pierce and Croteau and Ms. Quinn had outstanding Option Awards at December 31, 2015 of 13,089, 17,245, 36,501, 49,877, 12,012, 28,791, 1,318 and 5,586, respectively.

(4)
Mr. Gould's term as a director ended on June 10, 2015.

(5)
Mr. Croteau's appointment to the Board, and the Compensation Committee and Nominating Committee thereof, was effective as of December 16, 2015. Upon his appointment to the Board on December 16, 2015, Mr. Croteau was granted, free of restrictions, 391 shares of Common Stock, with a value equal to $8,750, calculated using the $22.36 closing price of the Common Stock on the date of the grant. On December 16, 2015, Mr. Croteau was also granted 1,318 non-qualified stock options to acquire Common Stock. Each option has a ten-year life with an exercise price of $22.36, the closing price of the Company's Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock and stock options computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        R. Jeffrey Bailly.    In fiscal 2015, we paid Mr. Bailly's brother compensation in the aggregate amount of approximately $146,000, which primarily consisted of salary and benefits available to all employees, for services rendered to the Company in his capacity as Director, Corporate Estimating.

        Review, Ratification and Approval.    As provided in the charter of our Audit Committee, the Audit Committee reviews and approves related party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. Additionally, if one or more members of the Audit Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

EQUITY COMPENSATION PLAN INFORMATION

        The following table discloses the securities authorized for issuance under the Company's stock incentive plans as of December 31, 2015.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	310,850	$15.40	1,035,658
Equity compensation plans not approved by security holders	—	—	—

Total	310,850	$15.40	1,035,658

(1)
Includes the Company's 2003 Incentive Plan and 2009 Non-Employee Director Stock Incentive Plan.

 PROPOSAL NO. 2
APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY'S
2003 INCENTIVE PLAN

        Effective June 4, 2003, the Company adopted the 2003 Equity Incentive Plan (as amended and restated, the "Incentive Plan"). On June 8, 2011, the shareholders approved an amendment to the Incentive Plan which increased the maximum number of shares issuable from 1,250,000 to 2,250,000. On March 7, 2013, the Board of Directors amended and restated the Incentive Plan to prohibit the repricing of options and stock appreciation rights and add a change in control definition. Most recently, on March 17, 2016, the Board of Directors amended and restated the Incentive Plan to amend the definitions of "Performance Criteria" and "Change in Control."

        The Company's shareholders are being asked to approve the material terms of the performance goals in the Incentive Plan, as amended and restated, for the purpose of complying with certain requirements of the Internal Revenue Code of 1986, as amended (the "Code"). We are not requesting the approval of additional shares under the Incentive Plan or an extension of the Incentive Plan at this time.Shareholder approval of the material terms of the performance goals under the Incentive Plan is required every five years in order to qualify the Incentive Plan under Section 162(m) of the Code, thereby allowing the Company to deduct compensation paid in the future under the Incentive Plan for federal income tax purposes. If shareholders do not approve the material terms of the performance goals under the Incentive Plan, the Incentive Plan will remain in effect, but we may not be entitled to a tax deduction for some or all of the incentive cash compensation paid to the Company's employees who participate in the Incentive Plan. By approving this proposal, the Company's shareholders will be approving the material terms of the performance goals in the Incentive Plan, as amended and restated, for the purposes of Section 162(m) of the Code. We are not asking for shareholder approval of any amendments to the Incentive Plan.

        The purpose of the Incentive Plan is to benefit the Company by offering equity-based and other incentives to certain of the Company's executives and employees, thereby encouraging their continued involvement with the Company's businesses and the alignment of their interests with those of the Company's shareholders and investors. The following is a summary description of the Incentive Plan, as amended and restated, and is qualified in its entirety by reference to the full text of the Incentive Plan, as amended and restated, which is set forth as Appendix A to this Proxy Statement.

Vote Required

        The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting is required to approve the material terms of the performance goals contained in the Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the vote. Proxies solicited by the Board will be voted to approve the material terms of the performance goals contained in the Incentive Plan, unless a stockholder has indicated otherwise in the proxy.

Description of the 2003 Incentive Plan, as Amended and Restated

        The Incentive Plan is administered by the Compensation Committee, or another committee consisting of not less than two directors, as appointed from time to time by the Board of Directors. Only independent directors may serve on the committee administering the Incentive Plan (hereinafter, the "Committee"). Subject to the express provisions of the Incentive Plan, the Committee has the authority to interpret and construe the Incentive Plan and to adopt rules and regulations for administering the Incentive Plan. Such powers of the Committee include, except as otherwise provided in the Incentive Plan, exclusive authority to select the employees or determine classes of employees to be granted awards under the Incentive Plan, to determine the aggregate amount, type, size, and terms of the awards to be made to eligible employees, and to determine the time when awards will be granted. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an award under the Incentive Plan, to the extent applicable.

        Executives and other employees of the Company (including directors and officers) who (i) are employed full time or part time by the Company or its subsidiaries on a salaried basis and (ii) are selected on the basis of such criteria as the Committee may determine, are eligible to participate in the Incentive Plan. Employees who participate in other incentive or benefit plans of the Company or any of its subsidiaries may also participate in the Incentive Plan.

        Awards may be granted in the form of any or a combination of the following:

  •
  Stock Options—options entitling the recipient to acquire shares of Common Stock upon payment of the exercise price, which shall consist of options intended to qualify as incentive stock options under Section 422 of the Code and nonqualified stock options;

  •
  Stock Appreciation Rights ("SARs")—rights entitling the holder upon exercise to receive cash or Common Stock, as the Committee determines, equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Common Stock has appreciated in value since the date of the award;

  •
  Restricted Stock—an award of Common Stock subject to forfeiture if specified events are not satisfied;

  •
  Unrestricted Stock—an award of Common Stock not subject to any restrictions under the Incentive Plan;

  •
  Stock Unit Awards—awards payable in Common Stock that may, but are not required to, include awards subject to performance criteria;

  •
  Stock-Based Awards—awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Incentive Plan;

  •
  Cash Performance Awards—an award subject to performance criteria payable in cash;

  •
  Performance Awards—awards subject to performance criteria; or

  •
  Grants of cash, or loans, made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant.

        Under the Incentive Plan, as amended and restated, "performance criteria" means specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an award. For purposes of performance awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a performance criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; comparisons with various stock market indices; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion, retention; customer satisfaction; employee satisfaction; economic value added; attainment of strategic and operational initiatives; improvement in or attainment of expense levels or working capital levels; including cash, inventory and accounts receivable; operating margin; year-end cash; operating efficiencies; research and development achievements, manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); implementation, completion or attainment of measurable objectives with respect to manufacturing, commercialization, products or projects, production, volume levels, acquisitions and divestitures, recruiting and maintaining personnel; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; strategic partnerships or transactions; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A performance criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. In determining attainment of a performance goal (A) the Committee may exclude the impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company, the Subsidiaries or any applicable division, business segment or business unit after the goal is established, (3) restructuring activities including, without limitation, plant closings, plant moves or consolidations, (4) disposal of a segment of a business, (5) discontinued operations, (6) unbudgeted capital expenditures, (7) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, and (8) any business interruption event; and (B) the Committee may determine within ninety (90) days after the start of a Performance Period to exclude such other items, each determined according to Generally Accepted Accounting Principles (to the extent applicable) as identified in the Company's accounts, financial statements, notes thereto, or management discussion and analysis as maybe permitted by Section 162(m) of the Code. In the case of an award intended to be eligible for the performance-based compensation exception under Section 162(m), the Incentive Plan and such award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception. For more information on Section 162(m), see Federal Income Tax Consequences, below.

        Unless the Committee expressly provides otherwise, (A) an award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the award; and (B) if the award is exercised by any person other than the participant, the Committee may require satisfactory evidence that the person exercising the award has the right to do so. The Committee shall determine the exercise price of each Stock Option or SAR; provided, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. Where the exercise of an award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

        The restrictions on Restricted Stock awards may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under the Incentive Plan, the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of an award of Restricted Stock, the lapse of restrictions on Restricted Stock may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the participant. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the

Restricted Stock shall be issued or delivered to the participant. From the date a Restricted Stock award is effective, the participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

        Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the award, the restrictions imposed thereon (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the award prior to vesting, and, in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of the grant of a Stock Unit Award, vesting of the award may be contingent on achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the participant. Upon a determination of satisfaction of the applicable performance-related conditions and satisfaction of the applicable continued service requirements (and not before such time), shares of Stock shall be issued to the participant pursuant to the award. The participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance.

        The Committee shall have the authority in its discretion to grant to eligible participants Unrestricted Stock and other Stock-Based Awards and shall determine the terms and conditions, if any, of any other Stock-Based Awards made under the Incentive Plan. The Committee shall also have the authority in its discretion to grant to eligible participants awards not based on the Common Stock, including, without limitation, Cash Performance Awards, and other Performance Awards as deemed by the Committee to be consistent with the purposes of the Incentive Plan.

        A maximum of 2,250,000 shares of Common Stock, subject to adjustments for stock splits, stock dividends, mergers, consolidations, and similar transactions as provided in the Incentive Plan, may be delivered in satisfaction of Stock- Based Awards under the Incentive Plan. Currently, 864,827 shares of Common Stock remain available for issuance under the Incentive Plan.

        The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an award. To the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the Incentive Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Incentive Plan or any other transaction occurs that would result in shares becoming so available, such shares shall not become available if and to the extent that it would constitute a material revision of the Incentive Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq Stock Market, as applicable. Common Stock delivered by the Company under the Incentive Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Incentive Plan.

        In the event of any change in the Company's outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Incentive Plan, (ii) the maximum number, kind or value of any Incentive Plan awards which may be awarded or paid in general or to any one employee or to all employees in a fiscal year, (iii) the performance-based events or objectives applicable to any Incentive Plan awards, (iv) any other aspect or aspects of the Incentive Plan or outstanding awards made thereunder as specified by the Committee, or (v) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Incentive Plan.

        Except as may otherwise be provided in an award agreement or a written employment agreement between the participant and the Company which has been approved by the Committee, upon certain fundamental corporate events described in the Incentive Plan, in lieu of providing the adjustment set forth above, the Committee may, in its discretion, cancel any or all vested and/or unvested awards as of the consummation of such corporate event, and provide that holders of awards so canceled will receive a payment in respect of cancellation of their awards based on the amount of the per share consideration being paid for the Common Stock in connection with such corporate event, less, in the case of Stock Options and other awards subject to exercise, the applicable exercise price, subject to and as set forth in the Incentive Plan.

        The maximum number of shares of Common Stock subject to awards that may be granted to any person in any calendar year shall be 150,000. In addition, in no event shall the number of awards providing for the acquisition of shares of Common Stock for a consideration less than fair market value as of the date of grant or exercise of such awards granted to all participants in any fiscal year exceed 250,000. For this purpose, fair market value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Securities Exchange Act of 1934. Subject to these limitations, each person eligible to participate in the Incentive Plan shall be eligible in any year to receive awards covering up to the full number of shares of Common Stock then available for awards under the Incentive Plan.

        No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award or other Performance Award (other than an award expressed in terms of shares of Common Stock or units representing Common Stock, which shall instead be subject to the limit set forth in the paragraph above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash or other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $1,000,000 limit, and (B) multiple Cash or other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to separate $1,000,000 limits.

        The holder of an Incentive Plan award shall have no rights as a Company shareholder with respect thereto unless and until the date as of which shares of Common Stock shall have been issued in respect of such award.

        Except as the Committee shall otherwise determine, no Incentive Plan award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her designated beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Incentive Plan award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

        The Board may at any time terminate or from time to time amend or suspend the Incentive Plan in whole or in part in such respects as the Board may deem advisable in order that awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Incentive Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed.

        The Board shall have the power to amend the Incentive Plan in any manner deemed necessary or advisable for awards granted under the Incentive Plan to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934, to qualify as "performance-based" compensation under Section 162(m) of the Code or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding awards theretofore granted under the Incentive Plan notwithstanding any contrary provisions contained in any award agreement. With the consent of the participant affected, the Board may amend outstanding agreements evidencing Incentive Plan awards in a manner not inconsistent with the terms of the Incentive Plan. Unless required by law, no such action or amendment shall adversely affect any rights of participants or obligations of the Company to participants with respect to any award theretofore made under the Incentive Plan without the consent of the affected participant.

        The Incentive Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Incentive Plan at any time, until all shares subject to it shall have been purchased or acquired according to the Incentive Plan's provisions, provided however that no incentive stock option may be granted under the Incentive Plan after March 1, 2021.

Federal Income Tax Consequences

        The following discussion of the Federal income tax consequences of the issuance of awards granted under the Incentive Plan is based upon the provisions of the Code, as in effect on the date hereof, current regulations adopted and proposed thereunder, and existing administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). It is not intended to be a complete discussion of all of the Federal income tax consequences of the Incentive Plan or of all of the requirements that must be met in order to qualify for the described tax treatment. The Incentive Plan provides the Company with broad discretion to grant many different types of awards. The discussion below illustrates the Federal income tax consequences of only some of the types of awards the Company is permitted to make under the Incentive Plan. Depending on the type of award granted under the Incentive Plan, the Federal income tax consequences to the Company and recipients of awards could materially differ from the discussion below. In addition, because the tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances and the type of award granted, each recipient should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to each recipient. No information is provided in the discussion below about foreign, state or local tax laws.

Nonqualified Stock Options.

        An option holder will not recognize any taxable income upon the grant of a nonqualified option under the Incentive Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

        However, if the Company imposes restrictions on the shares that do not permit the recipient to transfer the shares to others and that require the recipient to return the shares to the Company at less than fair market value (a "risk of forfeiture"), the date on which taxable income (if any) is recognized will be the date on which the stock becomes "freely transferable" or not subject to risk of forfeiture (the "Recognition Date"). In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

        Despite this general rule, in the case of a risk of forfeiture, the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. The option holder's holding period for purposes of determining the appropriate capital gains rate applicable to a subsequent sale of the stock will also be impacted by a Section 83(b) election. In order to be effective, the Section 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

        The Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary taxable income recognized by the option holder, provided the Company reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

        When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between (i) the sale price and (ii) the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

        An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

        Any nonqualified options having an exercise price less than the fair market value of the Common Stock at the time such options are granted may be considered deferred compensation subject to Section 409A of the Code. Section 409A provides rules regarding the timing of deferred compensation payments. Independent of the tax treatment described above, a failure to meet the requirements of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest..

Incentive Stock Options.

        An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

        An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized on the disposition over

(b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

        In addition to the tax consequences described above, the exercise of incentive stock options may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the incentive stock option exceeds the exercise price is included in the option holder's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an incentive stock option may be entitled to a tax credit against his or her regular tax liability in later years. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of such tax to any particular option holder. An option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax.

        The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable ordinary income recognized by the holder, provided the Company reports the income on a Form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and filed with the IRS.

Stock Appreciation Rights.

        A recipient of a SAR will not be considered to receive any income at the time a SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of a SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

        Section 409A of the Code imposes certain rules applicable to "non-qualified deferred compensation plans," which may include certain grants of SARs. If a non-qualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income.

        Under the applicable Treasury Regulations, a SAR does not provide for a deferral of compensation under Section 409A, and therefore is not subject to the imposition of the resulting taxes and interest charges, if (i) the compensation payable under the SAR cannot be greater than the difference between the stock's fair market value on the date the SAR was granted and the stock's fair market value on the date the SAR is exercised with respect to a number of shares that was fixed no later than the date of grant, (ii) the SAR exercise price can never be less than the stock's fair market value on the date of grant, and (iii) the SAR does not include any feature for the deferral of compensation other than the deferral of the recognition of income until the date of exercise. In addition, a SAR with a fixed payment date generally complies with Section 409A.

Restricted Stock and Performance Shares.

        The recipient of restricted stock or performance shares will generally not recognize income at the time that shares subject to such restrictions are issued, unless a Section 83(b) election (described below) is made. Absent a Section 83(b) election, recipients of restricted shares will recognize income at the time the restrictions are removed from the shares. In such event, recipients will recognize ordinary income on the date the restrictions are removed in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares. The tax basis in the shares with respect to which restrictions are removed will be equal to the sum of the amount paid for such shares plus the amount of ordinary income recognized by the recipient. The holding period for such shares for purposes of determining whether any capital gain or loss is short term or long term will begin just after the restrictions are removed (absent a Section 83(b) election).

        Recipients will generally recognize capital gain or loss on a sale or exchange of the shares. The gain or loss will equal the difference between (i) the proceeds received on the sale or exchange and (ii) the adjusted tax basis in the shares. The gain or loss recognized on a sale or exchange of the shares will be long-term capital gain or loss if the shares are held for more than one year. The deductibility of capital losses is subject to limitation.

        If a recipient makes a Section 83(b) election with respect to the shares, the recipient will recognize ordinary compensation income at the time the shares are issued and not when the restrictions are removed from such shares. In such event, the tax basis in the shares would equal their fair market value on the date issued, and the holding period for the shares would begin just after such date. However, if property for which a Section 83(b) election is in effect is forfeited while substantially non-vested, such forfeiture shall be treated as a sale or exchange upon which there is realized a loss equal to the excess (if any) of: (1) the amount paid (if any) for such property, over, (2) the amount realized (if any) upon such forfeiture. The advisability of making a Section 83(b) election will depend on various factors and each recipient's individual circumstances. Recipients are urged to consult with his or her own tax advisors regarding whether, where and how to make a Section 83(b) election. Recipients who decide to do so must make a Section 83(b) election no later than the thirtieth day following the issuance of the shares and, once made, such election generally would be irrevocable by a recipient.

        Any distributions that the Company makes in respect of the vested shares (or shares subject to a valid Section 83(b) election) will be treated as dividends, taxable to recipients as ordinary income, to the extent paid out of the Company's current or accumulated earnings and profits. If the distribution exceeds the Company's current or accumulated earnings and profits, such excess will be treated first as a tax-free return of the recipient's investment, up to the recipient's basis in the shares. Any remaining excess will be treated as capital gain. Any distributions that the Company makes in respect of substantially non-vested shares (i.e., shares subject to a risk of forfeiture and on which no valid Section 83(b) election has been made) will be compensation income to the recipient and not a dividend.

        The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to, and at the same time as, the ordinary income recognized by recipients. The Company will report the income on a Form W-2 or 1099, whichever is applicable, and will recognize a deduction in such amount.

Unrestricted Common Stock.

        A person who receives an award of Common Stock generally will have taxable income at the time the shares are received (i) in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares, if the Common Stock is not subject to restrictions, or (ii) as described in the preceding paragraphs for restricted stock, if the shares are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Stock Unit Awards.

        In general, no taxable income is recognized upon the grant of a stock unit award. The recipient of a stock unit award generally will be subject to tax at ordinary income rates on the fair market value of the shares issuable to the recipient on each vesting date, as measured on each such vesting date, and the capital gain or loss holding period for the shares underlying the award will also commence when the shares are issued on each such vesting date, provided any performance requirements to which the stock unit award may have been subject shall have been satisfied.

Deductibility of Awards.

        Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to qualified performance-based compensation. To qualify as qualified performance based compensation, the compensation must be payable solely on account of the satisfaction of pre-established performance goals which are set by an independent compensation committee and approved by the shareholders. Compensation will not be "performance based" if it is payable, without regard to whether the performance goals are satisfied, on (i) involuntary termination or (ii) retirement. Compensation attributable to a stock option or a stock appreciation right is deemed to satisfy this requirement if the grant or award is made by the compensation committee; the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Company believes that if the material terms of the performance goals under the Incentive Plan are approved by the shareholders, awards under the Incentive Plan, as amended and restated, subject to performance criteria will qualify for the qualified performance-based compensation exception to the deductibility limit.

New Plan Benefits

        Our named executive officers and employee directors have a general ongoing financial interest in Proposal No. 2 because, if adopted, the committee may grant awards under the Incentive Plan to such executive officers and employee directors. However, as described above, the selection of officers, employees and non-employee directors who will receive awards under the Incentive Plan and the size and types of awards will be determined by the Committee in its discretion. Therefore, the amount of any future awards under the Incentive Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. Please see the Grants of Plan-Based Awards—2015 table above for information on awards granted in 2015 to certain of our executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL NO. 2.

 PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        This advisory vote on executive compensation is provided as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The Company is seeking the approval by its stockholders of a non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement under the section titled "Executive Officer and Director Compensation—Compensation Discussion and Analysis" and "—Executive Compensation." While this stockholders vote on executive compensation is only an advisory vote that is not binding on the Company or the Board of Directors, the Company values the opinions of its stockholders and will consider the outcome of the vote when making future compensation decisions.

        As described more fully above under "Compensation Discussion and Analysis," the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include performance-based restricted stock awards with a time-based vesting component as a significant element of prospective executive compensation so that the value of a portion of an executive's compensation is dependent upon both company-wide performance measures and continued employment.

        We urge stockholders to read the Compensation Discussion and Analysis, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

        In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company's success. To that end, we will ask our stockholders to vote "FOR" the following resolution at the annual meeting:

        RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby APPROVED.

 Principal Effects of Approval or Non-Approval of the Proposal

        The approval of the compensation of the named executive officers, commonly known as a "say-on-pay" resolution, is non-binding on the Board of Directors. As stated above, although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

        The Company's current policy is to provide stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2017 annual meeting of stockholders.

 Vote Required

        The non-binding approval of the compensation of the named executive officers by the stockholders requires the approval of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the vote. Proxies solicited by the Board will be voted to approve the compensation of the named executive officers unless a stockholder has indicated otherwise in the proxy.

        OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS RESOLUTION.

 PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for the year ending December 31, 2016, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise the Company's independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Grant Thornton for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will review the Company's relationship with Grant Thornton and take such action as it deems appropriate, which may include continuing to retain Grant Thornton as the Company's independent registered public accounting firm.

Vote Required

        The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting is required to ratify the appointment of Grant Thornton. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the vote. Proxies solicited by the Board will be voted to ratify the appointment of Grant Thornton unless a stockholder has indicated otherwise in the proxy.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.

Independent Registered Public Accounting Firm

        The Audit Committee has appointed Grant Thornton LLP to be the Company's independent registered public accounting firm and to audit the consolidated financial statements of the Company for the year ending December 31, 2016. The Company is advised that no member of Grant Thornton has any direct financial interest or material indirect financial interest in the Company or has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date. Grant Thornton also served as our independent registered public accounting firm during 2015 and 2014.

        A representative of Grant Thornton is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

        Audit Fees.    The Company incurred an aggregate of approximately $289,000 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2015 and an aggregate of approximately $290,000 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2014. Audit fees include fees and expenses for professional services rendered in connection with the audit of the Company's annual financial statements, reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during those years and fees for services related to the Company's registration statements, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    The Company incurred no audit-related fees in the fiscal years ended December 31, 2015 and 2014 from Grant Thornton.

        Tax Fees.    The Company incurred no tax fees for the fiscal years ended December 31, 2015 and 2014, respectively, from Grant Thornton.

        All Other Fees.    The Company incurred no other fees for the fiscal years ended December 31, 2015 and 2014, respectively, from Grant Thornton.

        The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining Grant Thornton's independence, and believes that the provision of such services is compatible.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by Grant Thornton. These services may include audit services, audit-related services, tax services and other services.

 OTHER MATTERS

Voting Procedures

        The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposals at the Meeting. However, if a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting, whether or not a quorum is present. Votes withheld, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

        The election of directors will be determined by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares cast, in person or represented by proxy, by the stockholders entitled to vote on each such matter at the Meeting is required for approval.

        An automated system tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker "non-votes" are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker "non-votes" will not have any effect on any of the matters being submitted to stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Company's Common Stock to file initial reports of their ownership and changes in ownership of the Company's Common Stock with the SEC. Based solely on the Company's review of the copies of such reports it has received and written representations from certain reporting persons, with respect to the fiscal year ended December 31, 2015, the Company believes that each person who was required to file such reports complied with the applicable filing requirements.

Other Proposed Action

        The Board of Directors knows of no matters that may come before the Meeting other than those discussed above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment and applicable laws and regulations.

Stockholder Communications

        Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504. In general, any stockholder communication directed to the Board or a committee thereof will be delivered to the Board or the appropriate committee. However, the Company reserves the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

Stockholder Proposals and Nominations for Director

        Stockholder proposals for inclusion in the Company's proxy materials for the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the

Company no later than January 3, 2017. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company's Bylaws.

        The Company's Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the Company's 2017 Annual Meeting without inclusion in the Company's proxy statement for that meeting. Written notice of such stockholder proposals and director nominations for the Company's Annual Meeting of Stockholders in 2017 must be received by the Company's Board of Directors, c/o Secretary, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504, not later than March 11, 2017 and must not have been received earlier than February 9, 2017 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify the Company within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

        Pursuant to the Company's Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, (iv) a description of any agreement, arrangement or understanding with respect to shares of the Company's stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that such stockholder is the holder of record, is entitled to vote, and intends to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with Securities and Exchange Commission requirements and inclusion of such proposal within a proxy statement prepared by the Company. Compliance with the Company's Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934).

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Compensation Committee" and "Report of the Audit Committee" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission, this Proxy Statement and the Proxy Card are available to stockholders without charge at the Company's website, www.ufpt.com/investors/filings.html, and upon written request addressed to Investor Relations, UFP Technologies, Inc. at 100 Hale Street, Newburyport, Massachusetts 01950-3504.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

 APPENDIX A

2003 Incentive Plan

 UFP TECHNOLOGIES, INC.

2003 INCENTIVE PLAN
As Amended and Restated on March 17, 2016

        1.    Statement of Purpose.    The purpose of this 2003 Incentive Plan (hereinafter referred to as the "Plan") is to benefit UFP TECHNOLOGIES, INC. (the "Company") through the maintenance and development of its businesses by offering equity-based and other incentives to certain present and future executives and other employees who are in a position to contribute to the long-term success and growth of the Company, thereby encouraging the continuance of their involvement with the Company and/or its subsidiaries.

        2.    Administration of the Plan.

          (a)    Board or Committee Administration.    The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee thereof consisting of such members (not less than two) of the Board as are appointed from time to time by the Board (the "Compensation Committee"), each of the members of which, at the time of any action under the Plan, shall be (i) a "non-employee director" as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an "outside director" as then defined under Section 162(m) of the Internal Revenue Code ("Section 162(m)") and (iii) an "independent director" as then defined under the rules of the Nasdaq Stock Market (or meeting comparable requirements of any stock exchange on which the Company's Common Stock, $.01 par value (the "Common Stock") may then be listed). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. The Committee shall have all necessary powers to administer and interpret the Plan. Such powers of the Compensation Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted Awards under the Plan, to determine the aggregate amount, type, size, and terms of the Awards to be made to eligible employees, and to determine the time when Awards will be granted. The Compensation Committee may take into consideration recommendations from the appropriate officers of the Company with respect to making the foregoing determinations as to Plan Awards, administration, and interpretation. The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.

          (b)    Committee Actions.    The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          (c)    Performance-based Compensation.    In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

          (d)    Section 409A.    The Committee shall take into account compliance with Section 409A of the Internal Revenue Code in connection with any grant of an Award under the Plan, to the extent applicable.

        3.    Eligibility.    Participation in the Plan shall be limited to executives or other employees (including officers and directors who are also employees) of the Company and its Subsidiaries selected on the basis of such criteria as the Committee may determine. Employees who participate in other incentive or benefit plans of the Company or any Subsidiary may also participate in this Plan. As used herein, the term "employee" shall mean any person employed full time or part time by the Company or a Subsidiary on a salaried basis, and the term "employment" shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

        4.    Rules Applicable to Awards.

          (a)    All Awards.

            (i)    Awards.    Awards may be granted in the form of any or a combination of the following: Stock Options; SARs; Restricted Stock; Unrestricted Stock; Stock Unit Awards, other Stock Based Awards; Cash Performance Awards; other Performance Awards; or grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

            (ii)    Terms of Awards.    The Committee shall determine the terms of all Awards subject to the limitations provided herein.

            (iii)    Performance Criteria.    Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

            (iv)    Vesting, Etc.    Without limiting the generality of Section 4(a)(ii), the Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

            (v)    Section 162(m).    The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the Committee shall pre-establish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the provisions of this Section 4(a)(v) shall be construed in a manner that is consistent with the regulations under Section 162(m).

          (b)    Awards Requiring Exercise.

            (i)    Time and Manner of Exercise.    Unless the Committee expressly provides otherwise, (A) an Award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Award; and (B) if the Award is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Award has the right to do so.

            (ii)    Exercise Price.    The Committee shall determine the exercise price of each Stock Option or SAR; provided, however, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. Except as provided in Section 6, in no event may any Stock Option or SAR previously granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Stock Option or SAR with a lower exercise price or strike price, as the case may be, (iii) be amended to provide for a cash buyout of the Stock Option or SAR if such Stock Option or SAR is not "in the money," (iv) be subject to a voluntary surrender and subsequent grant of "in the money" Stock Option or SAR (v) otherwise be subject to any action that would be treated under the NASDAQ rules as a "repricing" of such Stock Option or SAR unless such amendment, cancellation or action is approved by the Company's shareholders.

            (iii)    Payment of Exercise Price, If Any.    Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

          (c)    Awards Not Requiring Exercise.

            (i).    Restricted Stock.    Restricted Stock awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under this Section 4), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of an award of Restricted Stock, the lapse of restrictions on Restricted Stock may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the Participant. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the Participant. From the date a Restricted Stock award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

            (ii).    Stock Unit Awards.    Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the Award, the restrictions imposed thereon (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the Award prior to vesting, and, in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such Awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of the grant of a Stock Unit Award, vesting of the Award may be contingent on achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the Participant. Upon a determination of satisfaction of the applicable performance-related conditions and satisfaction of the applicable continued service requirements, (and not before such time), shares of Stock shall be issued to the Participant pursuant to the Award. The Participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance.

            (iii)    Unrestricted Stock and Other Stock-Based Awards.    The Committee shall have the authority in its discretion to grant to eligible Participants Unrestricted Stock and other Stock-Based Awards. The Committee shall determine the terms and conditions, if any, of any Other Stock Based Awards made under the Plan.

            (iv)    Non Stock-Based Awards.    The Committee shall have the authority in its discretion to grant to eligible Participants Awards not based on the Stock, including, without limitation, Cash Performance Awards, and other Performance Awards as deemed by the Committee to be consistent with the purposes of the Plan.

        5.    Limits on Awards under the Plan.

          (a)    Number of Shares.    A maximum of 2,250,000 shares of Common Stock, subject to adjustment as provided in Section 6, may be delivered in satisfaction of Stock-Based Awards under the Plan.

          (b)    Share Counting Rules.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 5(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq Stock Market, as applicable.

          (c)    Type of Shares.    Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Plan.

          (d)    Other Stock-Based Award Limits.    The maximum number of shares of Common Stock subject to Awards that may be granted to any person in any calendar year shall be 150,000. In addition, in no event shall the number of Awards providing for the acquisition of shares of

  Common Stock for a consideration less than Fair Market Value as of the date of grant or exercise of such Awards granted to all Participants in any Fiscal Year exceed 250,000. For this purpose, Fair Market Value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Act. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Common Stock then available for Awards under the Plan.

          (e)    Other Award Limits.    No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award or other Performance Award (other than an Award expressed in terms of shares of Common Stock or units representing Common Stock, which shall instead be subject to the limit set forth in Section 5(d) above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash or other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $1,000,000 limit, and (B) multiple Cash or other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to separate $1,000,000 limits.

        6.    Adjustments for Recapitalizations, Mergers, Etc.

          (a)    Dilution and Other Adjustments.    Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change (including a Corporate Event, as defined below), an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Awards and authorizations, in (i) the maximum number or kind of shares issuable or Awards which may be granted under the Plan, (ii) the maximum number, kind or value of any Plan Awards which may be awarded or paid in general or to any one employee or to all employees in a Fiscal Year, (iii) the performance-based events or objectives applicable to any Plan Awards, (iv) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Committee, or (v) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

          (b)    Corporate Events.    Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement or a written employment agreement between the Participant and the Company which has been approved by the Committee, upon any Corporate Event, in lieu of providing the adjustment set forth in Section 6(a) above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of (i) Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero, and (ii) Performance Awards shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

        7.    Miscellaneous Provisions.

          (a)   The holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock shall have been issued in respect of such Award.

          (b)   Except as the Committee shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Plan Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan Award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

          (c)   All Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

          (d)   No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company's Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

          (e)   The Company shall have the right to make such provision for the withholding of taxes as it deems necessary. In furtherance of the foregoing, the Company shall have the right to require, as a condition of the distribution of Awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the Award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld. Notwithstanding the foregoing, the Committee may, in its discretion, in connection with the grant of any Award of Common Stock, authorize the Company to pay to Participant receiving the Award, a cash gross-up payment in an amount necessary to cover such federal, state or local taxes attributable to such Award and to such cash payment.

          (f)    No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary, it being understood that all Company and Subsidiary employees who have or may receive Awards under this Plan are employed at the will of the Company or such Subsidiary and in accord with all statutory provisions.

          (g)   The costs and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any employee or Participant receiving an Award.

          (h)   In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

            "Act" shall mean the Securities Exchange Act of 1934 as amended from time to time.

            "Award" shall mean an award described in Section 4(a)(i).

            "Business Combination" shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company.

            "Cash Performance Award" shall mean a Performance Award payable in cash. The right of the Company to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

            "Change in Control" shall, unless otherwise provided in an Award agreement, or an employee's effective negotiated employment, change in control, severance or similar arrangement, mean: (i) a Business Combination, unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Company immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination; (ii) individuals who, as of the date of grant of an Award hereunder constitute the Board of Directors of the Company (the "Incumbent Board") thereafter cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual's becoming a director after the date of grant of such Award whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Company representing more than 50% of the voting power of the Company.

            "Corporate Event" means (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; or (iii) the reorganization or liquidation of the Company.

            "Designated Beneficiary" shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

            "Fair Market Value" of a share of Common Stock of the Company on any date shall mean the closing price of the Common Stock on the trading day coinciding with such date, or if not trading on such date, then the closing price as of the next following trading day. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

            "Fiscal Year" shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time. References to particular sections of the Internal Revenue Code shall include any successor provisions.

            "ISO" shall mean an incentive stock option under Section 422 of the Internal Revenue Code.

            "Participant" shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee to whom such Award has been granted.

            "Performance Award" shall mean an Award subject to Performance Criteria.

            "Performance Criteria" shall mean specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; comparisons with various stock market indices; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion, retention; customer satisfaction; employee satisfaction; economic value added; attainment of strategic and operational initiatives; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); implementation, completion or attainment of measurable objectives with respect to manufacturing, commercialization, products or projects, production, volume levels, acquisitions and divestitures, recruiting and maintaining personnel; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; strategic partnerships or transactions; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. In determining attainment of a performance goal (A) the Committee may exclude the impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company, the Subsidiaries or any applicable division, business segment or business unit after the goal is established, (3) restructuring activities, including, without limitation, plant closings, plant moves or consolidations, (4) disposal of a segment of a business, (5) discontinued operations, (6) unbudgeted capital expenditures, (7) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, and (8) any business interruption event; and (B) the Committee may determine within ninety (90) days after the start of a Performance Period to exclude such other items, each determined according to Generally Accepted Accounting Principles (to the extent applicable) as identified in the Company's accounts, financial statements, notes thereto, or management discussion and analysis as may be permitted by Section 162(m) of the Code.

            "Restricted Stock" shall mean an Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

            "SARs" shall mean rights entitling the holder upon exercise to receive cash or Stock, as the Committee determines, equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

            "Stock" shall mean Common Stock of the Company, par value $.01 per share.

            "Stock-based Awards" shall mean such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, and shall include, without limitation, all Stock Options, SARs, Restricted Stock, Stock Unit Awards and any Performance Awards consisting of any of the foregoing.

            "Stock Options" shall mean options entitling the recipient to acquire shares of Stock upon payment of the exercise price and shall consist of ISO's and non-statutory options.

            "Stock Unit Awards" shall mean an award payable in shares of Stock. A Stock Unit Award may, but shall not be required to include a Performance Award.

            "Subsidiary" shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization "affiliated "with the Company, that is, directly or indirectly, through one or more intermediaries, "controlling", "controlled by" or "under common control with", the Company.

            "Unrestricted Stock" shall mean an Award of Stock not subject to any restrictions under the Plan.

          (i)    This Plan shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

        8.    Amendments and Termination; Requisite Shareholder Approval.    The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed. The Board shall have the power to amend the Plan in any manner contemplated by Section 9 deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), to qualify as "performance-based" compensation under Section 162(m) or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award agreement relating thereto within such reasonable time as the Board shall specify in such request. With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan Awards in a manner not inconsistent with the terms of the Plan. Notwithstanding anything contained in this Section 8 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 8 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore made under the Plan without the consent of the affected Participant.

        9.    Effective Date and Term of Plan.    This Plan was adopted on April 8, 2003. The Plan was amended on February 26, 2007, March 22, 2007, February 21, 2008, March 2, 2011, March 7, 2013, and March 17, 2016. The Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to Section 8 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan's provisions, provided, however, that no ISO may be granted under the Plan after March 1, 2021.

UFP TECHNOLOGIES, INC. 100 HALE STREET NEWBURYPORT, MA 01950-3504 USA	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES AS DIRECTORS.
				☐	☐	☐
1.	ELECTION OF DIRECTORS

Nominees

01)	Thomas Oberdorf	02)	Lucia Luce Quinn

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2 THROUGH 4.									For	Against	Abstain

2.	To approve the material terms of the performance goals under the Company's 2003 Incentive Plan, as amended.								☐	☐	☐

3.	A non-binding advisory resolution to approve our executive compensation.								☐	☐	☐

4.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.								☐	☐	☐

NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof.

For address change/comments, mark here.						☐
(see reverse for instructions)				Yes	No				Yes	No

Please indicate if you plan to attend this meeting				☐	☐

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

									☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

0000291395_1   R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at  www.proxyvote.com

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UFP TECHNOLOGIES, INC.

The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2016 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Thursday, June 9, 2016, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Annual Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Annual Meeting. All previous proxies are hereby revoked.

This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted “FOR” proposals 1, 2, 3 and 4, and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000291395_2   R1.0.1.25

QuickLinks

YOUR VOTE IS IMPORTANT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Vote Required
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION Compensation Discussion and Analysis
UFP 5-year EPS
Stock Performance Graph
Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100 December 2015
CEO 5-Year Total Compensation ($ in thousands)
Report of the Compensation Committee
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE—2015, 2014, 2013
Grants of Plan-Based Awards—2015
Outstanding Equity Awards at Fiscal 2015 Year-End
Option Exercises and Stock Vested—2015
Nonqualified Deferred Compensation—2015
Director Compensation—2015
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 2 APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY'S 2003 INCENTIVE PLAN
PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
Principal Effects of Approval or Non-Approval of the Proposal
Vote Required
PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vote Required
OTHER MATTERS
APPENDIX A 2003 Incentive Plan
UFP TECHNOLOGIES, INC. 2003 INCENTIVE PLAN As Amended and Restated on March 17, 2016